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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        CHINA FINANCE ONLINE CO. LIMITED

             (Exact name of registrant as specified in its charter)

             Hong Kong SAR                              Not Applicable
             -------------                              --------------

(State of incorporation or organization)    (I.R.S. Employer Identification No.)



                        China Finance Online Co. Limited
                         Room 610B, 6/F Ping'an Mansion
                             No. 23 Financial Street
                        Xicheng District, Beijing 100032
                                      China
                                (86-10) 6621-0631
                                -----------------
    (Address, including ZIP code of registrant's principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of each exchange on
       Title of each class be                     which each class is to be
        to be so registered                                registered
       ----------------------                     -------------------------
               None                                           None


  Securities Act registration statement file number to which this form relates:
                           333-119166 (if applicable)
                           ----------

        Securities to be registered pursuant to Section 12(g) of the Act:

                 Ordinary Shares, par value HK$0.001 per share*
  (not for trading; but only in connection with the American Depositary Shares)
                                (Title of class)

* American Depositary Shares, each representing 5 Ordinary Shares, are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 for listing on the Nasdaq National Market, and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This Registration Statement relates to the Ordinary Shares, par value HK$0.001 per share, of China Finance Online Co. Limited, a limited company organized and existing under the laws of the Hong Kong Special Administrative Region (the "Registrant"). A description of such Ordinary Shares is contained under the heading "Description of Share Capital," "Description of American Depositary Shares" and "Taxation" in the Registrant's Registration Statement on Form F-1, filed with the Securities and Exchange Commission on September 21, 2004 (Registration No.333-119166), as amended, which description is incorporated herein by reference.


ITEM 2. EXHIBITS.

1. Copy of Specimen Ordinary Share Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form F-1).

2. Copy of Specimen American Depositary Receipts (incorporated by reference from
Exhibit 4.3 to the Registrant's Registration Statement on Form F-1).

3. Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form F-1).

4. Shareholders Agreement of China Finance Online Co. Limited among PTV-China, Inc., Vertex Technology Fund (III) Ltd., Cast Holding, Inc., Normart Enterprises, Inc., China Finance Online Col, ltd., Cen Anin, Zou Qixiong, Lin Gang, Zhang Libo, Ning Jun, Wang Xinzheng, Fan Zhongkui and Zheng Changqing dated June 2000 (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form F-1).

5. Form of Deposit Agreement (incorporated by reference from Exhibit 4.4 to the Registrant's Registration Statement on Form F-1).

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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            CHINA FINANCE ONLINE CO. LIMITED


Date: October 4, 2004                       By: /s/ Jun Ning
                                                ----------------------------
                                            Jun Ning
                                            Chairman and Chief Executive Officer